Exhibit 99.1

Aug. 15, 2013 20:01 UTC

3PEA International, Inc. Reports Second Quarter Earnings

HENDERSON, Nev.-- 3PEA International, Inc. (OTCBB:TPNL), a payments solution company focused on prepaid debit card processing and program management, today announced financial results for the quarter ended June 30, 2013.

Results of Operations

Three Months ended June 30, 2013 and 2012

Revenues for the three months ended June 30, 2013 were $1,204,386, a decrease of $1,344,617 compared to the same period in the prior year, when revenues were $2,549,003. The decrease in revenue is primarily due to the timing of implementation and utilization of our pharmaceutical card programs, which makes up the majority of our revenues. We expect our revenues to trend upward as the economy continues to improve and as we roll out additional debit card programs utilizing our PaySign® processing platform, diversify our product line and increase the number of support services offered to our customers.

Cost of revenues for the three months ended June 30, 2013 were $799,559, a decrease of $1,233,705 compared to the same period in the prior year, when cost of revenues were $2,033,264. Cost of revenues constituted approximately 66% and 80% of total revenues in 2013 and 2012, respectively.

Gross profit for the three months ended June 30, 2013 was $404,827, a decrease of $110,912 compared to the same period in the prior year, when gross profit was $515,739. Our overall gross profit percentage approximated 34% and 20% during the fiscal years 2013 and 2012. The increase in our gross profit percentage can be attributed to a relative increase in higher margin revenue sources.

Selling, general and administrative expenses for the three months ended June 30, 2013 were $300,205, an increase of $156,210 compared to the same period in the prior year, when selling, general and administrative expenses were $143,995. The increase is primarily due to additional costs incurred related to our card program management and customer call center, which was launched during the first quarter of 2013. The increase is consistent with our overall expectations.

Other income (expense) for the three months ended June 30, 2013 was $(14,944), a decrease in net other income (expense) of $1,135,293 compared to the same period in the prior year when other income (expense) was $1,120,349. The overall decrease in net other income (expense) in 2012 is primarily due to gain on debt extinguishments of $1,136,055 in the prior year which is considered a non-recurring transaction.

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Our net income for the three months ended June 30, 2013 was $79,839, a decrease of $1,400,981 compared to the same period in the prior year, when we recorded net income of $1,480,820. The decrease in our net income is attributable to the gain on debt extinguishments of $1,136,055 in the prior year, which is considered a non-recurring transaction, and the increase in selling, general and administrative costs related to our in-house call center.

“We are pleased with this quarter’s financial performance despite the impact on our revenues due to the cyclical nature of our card programs,” said Arthur De Joya, Chief Financial Officer of 3PEA International.

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3PEA INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEETS
JUNE 30, 2013 AND DECEMBER 31, 2012
(UNAUDITED)

	June 30, 2013	December 31, 2012
ASSETS
Current assets
Cash	$865,635	$1,872,911
Cash Restricted	5,006,285	5,050,867
Accounts Receivable	118,189	81,333
Prepaid Expenses and other assets	81,838	16,050
Total current assets	6,071,947	7,021,161
Fixed assets, net	110,068	108,938
Intangible and other assets
Deposits	4,896	3,551
Intangible assets, net	416,134	326,625
Total assets	$6,603,045	$7,460,275
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$1,086,989	$2,212,312
Customer card funding	5,006,285	5,050,867
Notes payable-related parties	538,000	538,000
Notes payable	169,400	169,400
Total current liabilities	6,800,674	7,970,579
Total liabilities	6,800,674	7,970,579
Stockholders' deficit
Common stock; $0.001 par value; 150,000,000 shares authorized, 38,936,106 and 38,911,606 issued and outstanding at June 30, 2013 and December 31, 2012, respectively	38,936	38,912
Additional paid-in capital	5,570,406	5,563,931
Treasury stock at cost, 303,450 shares	(150,000)	(150,000)
Accumulated deficit	(5,706,000)	(6,012,243)
Total 3PEA International, Inc.'s stockholders' deficit	(246,658)	(559,400)
Noncontrolling interest	49,029	49,096
Total stockholders' deficit	(197,629)	(510,304)
Total liabilities and stockholders' deficit	$6,603,045	$7,460,275

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3PEA INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE MONTHS ENDED JUNE 30, 2013 AND 2012
(UNAUDITED)

	For the three months ended June 30,
	2013	2012
Revenues	$1,204,386	$2,549,003
Cost of revenues	799,559	2,033,264
Gross profit	404,827	515,739
Operating expenses
Depreciation and amortization	9,899	11,276
Selling, general and administrative	300,205	143,995
Total operating expenses	310,104	155,271
Income from operations	94,723	360,468
Other income (expense) Interest expense	(14,944)	(15,706)
Gain on debt extinguishment	–	1,136,055
Total other income (expense)	(14,944)	1,120,349
Income before provision for income taxes and noncontrolling interest	79,779	1,480,817
Provision for income taxes	–	–
Net income before noncontrolling interest	79,779	1,480,817
Net (income) loss attributable to the noncontrolling interest	(60)	(3)
Net income attributable to 3PEA International, Inc.	$79,839	$1,480,820
Net income per common share - basic	0.00	0.04
Net income per common share - fully diluted	0.00	0.04
Weighted average common shares outstanding - basic	38,932,324	36,789,853
Weighted average common shares outstanding - fully diluted	43,267,824	38,329,314

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3PEA INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012
(UNAUDITED)

	For the six months ended June 30,
	2013	2012
Revenues	$3,315,423	$4,033,595
Cost of revenues	2,391,030	3,255,069
Gross profit	924,393	778,526
Operating expenses
Depreciation and amortization	20,080	28,874
Selling, general and administrative	568,810	297,096
Total operating expenses	588,890	325,970
Income from operations	335,503	452,556
Other income (expense) Interest expense	(29,327)	(31,459)
Gain on debt extinguishment	–	1,136,055
Total other income (expense)	(29,327)	1,104,596
Income before provision for income taxes and noncontrolling interest	306,176	1,557,152
Provision for income taxes	–	–
Net income before noncontrolling interest	306,176	1,557,152
Net (income) loss attributable to the noncontrolling interest	(67)	(8)
Net income attributable to 3PEA International, Inc.	$306,243	$1,557,160
Net income per common share - basic	0.01	0.04
Net income per common share - fully diluted	0.01	0.04
Weighted average common shares outstanding - basic	38,932,324	36,038,449
Weighted average common shares outstanding - fully diluted	43,267,824	36,826,506

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3PEA INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012
(UNAUDITED)

	For the six months ended June 30,
	2013	2012
Cash flows from operating activities:
Net income	$306,243	$1,557,160
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Change in noncontrolling interest	(67)	8
Depreciation and amortization	20,080	28,874
Stock based compensation	83,252	–
Gain on extinguishment of debt-stock based	–	(1,136,055)
Changes in operating assets and liabilities:
Change in restricted cash	44,582	(64,577)
Change in prepaid expenses and other assets	(69,632)	(155)
Change in accounts receivable	(36,856)	(856,857)
Change in accounts payable and accrued liabilities	(1,199,577)	577,678
Change in customer card funding	(44,582)	64,577
Net cash provided by (used in) operating activities	(896,557)	170,653
Cash flows from investing activities:
Purchase of fixed assets	(19,672)	(25,350)
Purchase of intangible assets	(91,047)	(79,758)
Net cash used by investing activities	(110,719)	(105,108)
Cash flows from financing activities:
Payments on notes payable	–	(11,750)
Net cash used by financing activities	–	(11,750)
Net change in cash	(1,007,276)	53,795
Cash, beginning of period	1,872,911	63,826
Cash, end of period	$865,635	$117,621

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About 3PEA International Inc.

3PEA International, Inc. is a payment solutions company that focuses on providing prepaid debit program management and processing services. Utilizing its PaySign® Platform, the Company offers customizable prepaid debit card solutions for a variety of consumer and corporate applications. As part of the Company’s customized prepaid card solutions 3PEA provides transaction processing, card creation and fulfillment, cardholder enrollment, value loading, cardholder account management, reporting and in-house customer service. 3PEA strives to provide its clients with significant time-to market, cost, scalability, reliability and security benefits. For further information visit: www.3pea.com.

Forward-Looking Statements:

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the companies, are forward-looking statements that involve risks and uncertainties. There is no assurance that such statements will prove to be accurate, and actual results and future events could differ materially. 3PEA undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

Contacts

3PEA International
Brian Polan, 702-749-7234
Investor Relations
bpolan@3pea.com

Source: 3PEA International, Inc.

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